UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025(September 7, 2025)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

001-33807
(Commission File Number)

Nevada	26-1232727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	SATS	The Nasdaq Stock Market L.L.C.

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144

(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

HUGHES SATELLITE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

333-179121

(Commission File Number)

Colorado	45-0897865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

333-31929

(Commission File Number)

Colorado	84-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

License Purchase Agreement

On September 7, 2025, EchoStar Corporation, a Nevada corporation (“EchoStar” or “Seller”), Space Exploration Technologies Corp., a Texas corporation (“Purchaser”), and Spectrum Business Trust 2025-1, a Nevada Business Trust (“Trust”), entered into a License Purchase Agreement (the “License Purchase Agreement,” and the transactions contemplated thereby, the “Transactions”).

Pursuant to the terms and subject to the conditions set forth in the License Purchase Agreement, Seller has agreed to sell to Purchaser its rights and licenses related to an aggregate of 50 MHz of spectrum in frequency ranges 2000–2020, 2180–2200, 1915–1920 and 1995–2000 (the “Licenses” and such spectrum, “the Spectrum”) granted by the United States Federal Communications Commission (the “FCC”), together with certain international authorizations, filings, concessions, licenses, rights and priorities related to that spectrum and certain assets associated therewith (collectively, the “Foreign Assets”). The transfer of the Licenses will occur in two steps: first, the Licenses will be transferred by Seller to Trust (the “Spectrum Transfer Closing”), and second, the Licenses will be transferred by Trust to Purchaser (the “Spectrum Acquisition Closing”). The Foreign Assets will be transferred directly to Purchaser at the Spectrum Acquisition Closing, to the extent the required regulatory approvals have been obtained by such date; provided, however, that the failure to obtain such approvals will not delay or prevent the Spectrum Acquisition Closing.

The consideration for the Transactions payable at the Spectrum Acquisition Closing is $17 billion (the “Total Consideration Amount”). A portion of the Total Consideration Amount (such amount, the “Total Payoff Consideration Amount”) will be used to (i) fully pay off all outstanding amounts owed on the 10.75% Senior Spectrum Secured New Notes due 2029 (the “10.75% Secured Notes”) and the 6.75% Senior Spectrum Secured Exchange Notes due 2030 (the “6.75% Secured Notes”) and (ii) settle the anticipated redemption and conversions of the 3.875% Convertible Senior Secured Notes due 2030 (the “Convertible Notes” and, together with the 10.75% Secured Notes and the 6.75% Secured Notes, the “Seller Notes”). The remaining amount after paying off the Seller Notes (the “Purchase Price”) will be paid by Purchaser to Seller as follows: (i) up to $8.5 billion will be paid in Purchaser’s Class A Common Stock, valued at $212 per share (the “Equity Amount”); and (ii) any amount of the Purchase Price exceeding $8.5 billion will be paid in cash. If the Total Payoff Consideration Amount exceeds $8.5 billion, Seller may elect to pay the excess in cash, its Class A Common Stock (with respect to the Convertible Notes), or both, to maintain its receipt of the full Equity Amount. However, if Seller elects not to pay such excess amount, the Equity Amount will be reduced dollar-for-dollar to ensure that the combined Equity Amount and Total Payoff Consideration Amount do not exceed the Total Consideration Amount.

The Spectrum Acquisition Closing is expected to occur on or about November 30, 2027, following the expiration of the make-whole period for the Seller Notes and the date on which the Convertible Notes become eligible for redemption. If Purchaser elects to proceed with the Spectrum Acquisition Closing prior to November 30, 2027, Purchaser will be responsible for any additional amounts required to satisfy the Seller Notes, other than additional amounts payable as a result of a default under the Seller Notes.

Additionally, in connection with the License Purchase Agreement and the Transactions, on September 7, 2025, Purchaser and Trust entered into a Credit Agreement, pursuant to which Purchaser has agreed to loan to Trust (via automatically cancellable loans) amounts sufficient to make debt service payments on the Seller Notes through at least November 30, 2027 (the “Interim Debt Service”), which will be secured on a junior lien basis by the Licenses. The aggregate amount of payments for the Interim Debt Service through November 30, 2027, will equal approximately $2 billion.

The License Purchase Agreement provides that completion of each of the Spectrum Transfer Closing and the Spectrum Acquisition Closing is subject to the satisfaction or waiver of certain mutual closing conditions applicable to both Seller and Purchaser, including: (a) the absence of any judgment or injunction restraining, enjoining, or otherwise prohibiting the Transactions; (b) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Approval”); and (c) the receipt of certain consents and approvals from the Federal Communications Commission (the “FCC Approval”).

The License Purchase Agreement provides for specified termination rights. Among other customary termination rights, Purchaser has the right to terminate the License Purchase Agreement if the Spectrum Transfer Closing has not occurred on or before December 31, 2026.  Additionally, Purchaser or Seller may terminate the License Purchase Agreement if the Spectrum Acquisition Closing is not consummated by December 15, 2027, subject to one six-month extension, at the election of either Seller or Purchaser, if necessary to allow the completion of obtaining the HSR Approval and the FCC Approval. Such outside date may be further extended to December 15, 2028, at the option of Purchaser, if necessary to allow the completion of obtaining the HSR Approval and the FCC Approval, subject to the prior written consent of Seller, which Seller may only withhold if the receipt of such approvals is not reasonably likely to occur by such further extended date.

The License Purchase Agreement contains customary representations, warranties and covenants related to the Licenses and the Foreign Assets. The License Purchase Agreement also provides that Purchaser and Seller will indemnify one another under certain circumstances, subject to the terms and conditions set forth in the License Purchase Agreement. These provisions include, among others:

(a) indemnification by Purchaser in favor of Seller for losses arising from or relating to the ownership or operation of the Licenses or the Foreign Assets following the Spectrum Acquisition Closing; and (b) indemnification by Seller in favor of Purchaser for losses arising from or relating to the ownership or operation of the Licenses or the Foreign Assets during the period prior to the Spectrum Acquisition Closing.

The License Purchase Agreement also provides for Purchaser and Seller to enter into long-term commercial agreements that will enable EchoStar to offer its Mobile subscribers access to Purchaser’s next-generation Starlink Direct to Cell text and voice and broadband services utilizing certain rights and licenses related to the Spectrum that are to be conveyed by Seller to Purchaser at the Spectrum Acquisition Closing. The commercial agreements will also provide for a fee-based referral program that lets EchoStar refer existing HughesNet customers and new Starlink customers to Purchaser.

The foregoing description of the License Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the License Purchase Agreement, which will be filed as an exhibit to Seller’s next Quarterly Report on Form 10-Q.

Supplemental Indentures

In connection with the Transactions, on September 7, 2025, EchoStar, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, entered into a (i) Supplemental Indenture to that certain Indenture, dated November 12, 2024 (the “Convertible Notes Indenture”), pursuant to which EchoStar issued the Convertible Notes, (ii) Supplemental Indenture to that certain Indenture, dated November 12, 2024, pursuant to which EchoStar issued the 6.75% Secured Notes and (iii) Supplemental Indenture (together with the Supplemental Indentures referred to in clauses (i) and (ii) above, the “Guarantor Supplemental Indentures” and each a “Guarantor Supplemental Indenture”) to that certain Indenture, dated November 12, 2024, pursuant to which EchoStar issued the 10.75% Secured Notes. Each Guarantor Supplemental Indenture provides that Trust will be added as guarantor and a pledgor (and therefore a “Subsidiary” for indenture purposes) under each of the Seller Notes.

Additionally, on September 7, 2025, EchoStar entered into a support agreement with holders of a majority of the outstanding principal amount of the Convertible Notes whereby such holders consented to an amendment of the asset sale covenant in Section 4.13 of the Convertible Notes Indenture to expressly permit the Transactions, subject to the cash proceeds of the Transactions being used to redeem in full the 10.75% Secured Notes and the 6.75% Secured Notes, as described in Exhibit 99.2 hereto, which is incorporated by reference. EchoStar expects to enter into a supplemental indenture to the Convertible Notes Indenture (the “Convertible Notes Supplemental Indenture”) to effect such amendments on or before September 30, 2025.

The foregoing descriptions of the Guarantor Supplemental Indentures and the Convertible Notes Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Guarantor Supplemental Indentures and the Convertible Notes Supplemental Indenture, which will be filed as an exhibit to EchoStar’s next Quarterly Report on Form 10-Q.

Item 7.01.  Regulation FD Disclosure

On September 8, 2025, Seller issued a press release announcing the execution of the License Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of EchoStar Corporation, dated September 8, 2025.
Exhibit 99.2	Amendments to Convertible Notes Indenture.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION DISH NETWORK CORPORATION HUGHES SATELLITE SYSTEMS CORPORATION DISH DBS CORPORATION
Date: September 8, 2025	By:	/s/ Dean A. Manson
Dean A. Manson Chief Legal Officer and Secretary